UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NOVA LIFESTYLE INC.

(Exact name of registrant as specified in its charter)

Nevada	90-0746568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6565 E. Washington Blvd. Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Nova LifeStyle Inc.

2024 Omnibus Equity Plan

(Full title of the plan)

Tawny Lam

Chief Executive Officer

6565 E. Washington Blvd. Commerce, CA 90040

(Name and address of agent for service)

(323) 888-9999

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey Li

FisherBroyles, LLP

1200 G Street, NW

Washington, D.C. 20005

(202) 830-5905

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant in accordance with the requirements of Form S-8 under the Securities Act in order to register 3,000,000 shares of common stock of the Registrant, par value $0.001 per share, issuable pursuant to Nova LifeStyle, Inc.’s 2024 Omnibus Equity Plan (the “2024 Plan”) adopted at the Registrant’s annual meeting of stockholders held on May 31, 2024.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Nova LifeStyle, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement the following documents filed with Securities and Exchange Commission (the “Commission”):

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 15, 2024;

2.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 filed with the Commission on May 15, 2024 and August 14, 2024, respectively;

3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the Commission on November 14, 2024;

3.	The Company’s Definitive Proxy Statement on Schedule 14A filed on April 19, 2024, with respect to those portions that are incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

4.	Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on October 28, 2024, October 15, 2024, October 11, 2024, September 26, 2024, August 12, 2024, August 2, 2024, July 11, 2024, July 1, 2024, June 3, 2024, May 21, 2024 and April 23, 2024; and

5.	The description of the Company’s Common Stock which is contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-36259), as filed with the Commission on January 13, 2014, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicated that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting the Company at the following address:

Nova LifeStyle, Inc.

6565 E. Washington Blvd.

Commerce, CA 90040

Telephone: (323) 888-9999

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Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 78.138 of the NRS provides that a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our Company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Our Articles of Incorporation and Amended and Restated Bylaws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe that such person’s conduct was unlawful. The Company also maintains an insurance policy to assist in funding indemnification of directors and officers for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not Applicable.

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Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, dated November 10, 2009)
3.2	Certificate of Amendment to Articles of Incorporation (Incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on June 30, 2011)
3.3	Amended and Restated Bylaws (Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 30, 2011).
3.4	First Amendment to the Amended and Restated Bylaws of Nova Lifestyle, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 28, 2018).
3.5	Certificate of Change to Authorized Shares of Nova Lifestyle, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 20, 2019)
3.6	Certificate of Change to Authorized Shares of Nova Lifestyle, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 6, 2023)
4.1	Specimen Stock Certificate (Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 30, 2011).
4.2	Nova LifeStyle Inc. 2024 Omnibus Equity Plan. (Incorporated by reference to Annex A to our Definitive Proxy on Schedule 14A filed with the Commission on April 19, 2024).
5.1	Opinion of FisherBroyles, LLP*
23.1	Consent of WWC. PC*
23.3	Consent of FisherBroyles, LLP (included in legal opinion filed as Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page)*
107	Calculation of Filing Fee Table*

*	Filed herewith.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Commerce, State of California on November 27, 2024.

Nova LifeStyle, Inc. (Registrant)

By:	/s/ Thanh H. Lam
Thanh H. Lam
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Thanh Lam as his or her true and lawful attorney-in-fact, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of November 27, 2024.

Name and Title	Date

/s/ Thanh H. Lam
Thanh H. Lam	November 27, 2024
Chief Executive Officer and Director and Chairperson (principal executive officer)

/s/ Jeffery Chuang
Jeffery Chuang	November 27, 2024
Chief Financial Officer
(principal financial officer and accounting officer)

/s/ Min Su
Min Su, Director	November 27, 2024

/s/ Umesh Patel
Umesh Patel, Director	November 27, 2024

/s/ Ming-Cherng Sky Tsai
Ming-Cherng Sky Tsai, Director	November 27, 2024

/s/ Huy P. La
Huy P. La, Director	November 27, 2024

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